Exhibit 21.1

List of Subsidiaries

Subsidiary	Jurisdiction	Owner	Percentage Owner
Peak Finance Holdings LLC	Delaware	Pinnacle Foods Inc.	100%
Pinnacle Foods Finance LLC	Delaware	Peak Finance Holdings LLC	100%
Pinnacle Foods Group LLC	Delaware	Pinnacle Foods Finance LLC	100%
Pinnacle Foods Finance Corp.	Delaware	Pinnacle Foods Finance LLC	100%
Pinnacle Foods International Corp.	Delaware	Pinnacle Foods Group LLC	100%
Pinnacle Foods Canada Corporation	Ontario	Pinnacle Foods International Corp.	100%
Birds Eye Foods, Inc.	Delaware	Pinnacle Foods Group LLC	100%
Avian Holdings LLC	Delaware	Birds Eye Foods, Inc.	100%
Birds Eye Foods, LLC	Delaware	Avian Holdings LLC	100%
Kennedy Endeavors, Incorporated	Washington	Birds Eye Foods LLC	100%
Seasonal Employers, Inc.	New York	Birds Eye Foods LLC	100%
BEMSA Holding, Inc.	Delaware	Birds Eye Foods LLC	100%
Curtice Burns Foods of Canada Limited	Ontario	Birds Eye Foods LLC	100%
GLK Holdings, Inc.	Delaware	Birds Eye Foods LLC	100%
GLK, LLC	New York	Birds Eye Foods LLC	55.6%
GLK , LLC	New York	GLK Holdings, Inc.	44.4%
Rochester Holdco LLC	Delaware	Birds Eye Foods, Inc.	100%
Pinnacle Foods Fort Madison LLC	Delaware	Pinnacle Foods Group LLC	100%